Exhibit 10.4

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (this “Agreement”) is entered into effective as of this 2 day of March, 2007, by and among Tradestar Services, Inc., a Nevada corporation  (the “Pledgor”), and each of 383210 Alberta Ltd., a corporation organized and existing under the laws of Alberta, Canada, and Dave Hunter Resources Inc., a corporation organized and existing under the laws of Alberta, Canada, and/or their successors or assigns (collectively, “Pledgees”).  Pledgor and Pledgees are each a “party” and together are “parties” to this Agreement.

RECITALS

A.            Pledgor, Pledgees, 1297181 Alberta Ltd., a corporation organized and existing under the laws of Alberta, Canada and a wholly-owned subsidiary of Pledgor (the “Purchaser”), and Barry Ahearn and Dave Hunter, residents of Sylvan Lake and Ardrossan, Canada, respectively (collectively, the “Shareholders”), are parties to that certain Amended and Restated Stock Purchase Agreement, dated March 2, 2007 (the “Purchase Agreement”), pursuant to which the Purchaser is purchasing all of the issued and outstanding capital stock (the “Stock”) of Decca Consulting Ltd., a corporation organized and existing under the laws of Alberta, Canada (the “Company”);

B.            As part of the purchase price for the Stock, Pledgor has delivered the following promissory notes, dated of even date herewith (the “Notes”) to the Pledgees:

1.                                       Decca Promissory Note No. 1 payable to the order of 383210 Alberta Ltd. in the original principally amount of Cdn $725,000.00; and

2.                                       Decca Promissory Note No. 2 payable to the order of Dave Hunter Resources Inc. in the original principal amount of Cdn $725,000.00;

C.            Following the acquisition of the Stock by the Purchaser, the Purchaser and the Company consummated an amalgamation of the Purchaser and the Company with the Company being the surviving corporation of the amalgamation (the “Amalgamation”);

D.            Following the Amalgamation, Pledgor owns all of the Stock; and

E.             As part of the consideration of Pledgees accepting the Notes (as opposed to cash or other consideration) under the Purchase Agreement, Pledgor desires to pledge and deliver to Pledgees the Stock as security for the Notes and other obligations hereafter identified.

AGREEMENT

NOW, THEREFORE, to induce Pledgees to accept the Notes; and as security for Pledgor’s obligations under the Notes and any other obligations or liabilities of Pledgor under this Agreement (this Agreement and the Notes, the “Loan Documents” and the obligations and liabilities of Pledgor under the Loan Documents are collectively referred to herein as the “Secured Indebtedness”), and for other good and valuable consideration, the parties agree as follows:

1.             Pledge of Common Stock.  Pledgor hereby grants to Pledgees a security interest in, and pledges to Pledgees, 100% of the Stock of the Company and hereby assigns, transfers and sets over to Pledgees all of Pledgor’s right, title and interest in and to the Stock, to be held by Pledgees as security for the Secured Indebtedness and further upon the terms and conditions set forth in this Agreement.

2.             Pledge of Additional Common Stock.  If Pledgor shall, at any time or from time to time after the date hereof, acquire, by purchase, dividend or otherwise, any additional shares of capital stock of whatever class or description of the Company, or any other securities or other instruments convertible or exchangeable for any such additional shares or any rights in participation of profits, options or warrants or any other contractual rights relating to any participation in the Company (collectively, the “Additional Stock”),  Pledgor shall be deemed to have pledged to Pledgees the Additional Stock pursuant to this Agreement.  Pledgor hereby grants a security interest in and assigns, transfers and sets over to Pledgees all of Pledgor’s right, title and interest in and to the Additional Stock and such certificates, instruments, documents and contracts evidencing the same as security for the Secured Indebtedness.  The Stock, the Additional Stock and any shares of capital stock or other securities of the Company issued in exchange therefor or replacement thereof are hereafter called the “Pledged Securities.”  Pledgor hereby further assigns, transfers, sets over and grants to Pledgees a security interest in and to all proceeds of the Pledged Securities.

3.             Representations, Warranties and Covenants.  Pledgor represents, warrants and covenants that:

(a)           the Stock is validly issued and outstanding and is fully paid and nonassessable and constitutes all of the outstanding ownership interests of the Company, and there are no outstanding rights in Pledgor or any other person or organization to acquire any additional, ownership interests of the Company, or any other securities or other instruments now or hereafter convertible or exchangeable for any such additional capital stock and ownership interests;

(b)           Pledgor is the holder of record and sole beneficial owner of the Stock;

(c)           Pledgor has good and marketable title to the Stock, and will have good and marketable title to all other Pledged Securities when acquired, free of all mortgages, pledges, liens, security interests, conditional sale or other title retention agreements, charges or encumbrances and adverse claims of any kind whatsoever;

(d)           Pledgor will warrant and forever defend the title to the Pledged Securities and its proceeds against the claims and demands of all persons whomsoever claiming or to claim the same or any part thereof;

(e)           So long as the Secured Indebtedness or any part thereof remains unpaid, Pledgor covenants and agrees that Pledgor shall furnish to Pledgees such stock powers, consents, security agreements and other instruments as may be required by Pledgees to evidence their interest in the Pledged Securities and to assure the transferability of the Pledged Securities when requested by Pledgees;

(f)            Pledgor will, on request of Pledgees, promptly correct any defect, error or omission which may be discovered in the contents of this Agreement or the Notes, or in any other instrument executed in connection herewith or therewith; and

(g)           If the validity or the priority of this Agreement or of any right, title, security interest or other interest created or evidenced hereby or of any right, title, security interest or other interest of Pledgor in and to the Pledged Securities shall be attacked, endangered or questioned or if any legal proceedings are instituted against Pledgor with respect thereto, Pledgor will give prompt notice thereof to Pledgees.

4.             Restrictions on Disposition of the Pledged Securities by Pledgor.  Pledgor will not, directly or indirectly, sell, assign, transfer, mortgage, pledge, hypothecate or otherwise dispose of the

Pledged Securities or any interest therein, or create, assume or permit any lien or encumbrance of any kind whatsoever to exist with respect thereto, without the express written consent of Pledgees.

5.             Voting.  Unless and until an Event of Default shall have occurred and be continuing, Pledgor shall have the right to vote the Pledged Securities and to otherwise act with respect thereto.  All rights of Pledgor to vote shall, without further action by any party, cease if an Event of Default shall occur.

6.             Dividends and other Distributions.  Pledgor agrees that it shall not cause or allow the Company to declare a dividend or make a distribution of its Stock, subdivide its outstanding Stock, combine its outstanding Stock into a smaller number of shares, or issue by reclassification of its Stock (including any such reclassification in connection with a consolidation or merger in which Company is the continuing entity) any securities of its capital ownership that would in any way reduce the percentage ownership interest of the Pledged Securities in Company or otherwise dilute in any way such ownership interest.

7.             Remedies.  If Pledgor defaults on any of the Notes or any of the Secured Indebtedness, or if Pledgor breaches any representation, warranty or covenant, or defaults upon any obligations, hereunder and such breach or default is not cured after forty-five (45) days following the delivery of written notice of such breach or default to Pledgor (each an “Event of Default”), then upon written notice to Pledgor that Pledgees intend to exercise rights and/or remedies under this Agreement and/or any other Loan Document, Pledgees shall be entitled to exercise all of the rights, powers and remedies vested in them by this Agreement or the Notes and all rights, powers and remedies now or hereafter existing at law or in equity or by statute or otherwise for the protection and enforcement of their rights with respect to the Pledged Securities, and Pledgees shall be entitled, without limitation:

(a)           to transfer all or any part of the Pledged Securities into Pledgees’ names or the names of their nominees and to cause new certificates or instruments to be issued in the names of such transferees;

(b)           to vote all or any part of the Pledged Securities, whether or not transferred into the name of Pledgees or nominees, and to give all consents, waivers and ratifications with respect to the Pledged Securities and otherwise act with respect thereto as though it were the outright owner thereof, Pledgor hereby irrevocably constituting and appointing Pledgees the proxy and attorney-in-fact of Pledgor, with full power of substitution, to do so; and

(c)           at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Pledged Securities, or any interest therein, at any public or private sale, without demand or performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or otherwise, other than written notice to Pledgor of same, for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, for such reasonable price or prices and on such terms as Pledgees in their absolute discretion may determine.  Pledgor hereby waives demand, advertisement and notice, other than to Pledgor, of Pledgees intention to sell and the time and place of the sale.

At any sale, unless prohibited by applicable law, Pledgees may bid for and purchase all or any part of the Pledged Securities so sold free from any right or equity of redemption.  Any public sale shall be held at such time or times within the ordinary business hours and at such place or places as Pledgees may affix in the notice of such sale.  At any sale, public or private, pursuant to the provisions of this subsection or subsection 7(d), the Pledged Securities may be sold in one lot as an entirety or in separate lots, as Pledgees may determine.  Pledgees shall not be obligated to make any sale pursuant to any such notice.  Pledgees may without notice or publication adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at any time and place fixed for the sale and such sale may be made at any time or place to which the same may be so adjourned.  Pledgees are authorized at any public sale, if Pledgees deem it advisable to do so, to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Securities for their own account for investment and not with a view to the distribution or resale of any of the Pledged Securities.

(d)           to have and exercise all the rights of a secured party after default under the Uniform Commercial Code of Texas and in conjunction with, in addition to or in substitution for those rights and remedies and the rights and remedies provided for herein:

(i)            written notice mailed to Pledgor as provided herein five (5) days prior to the date of public sale of the Pledged Securities or prior to the date after which private sale of the Pledged Securities will be made shall constitute reasonable notice; and

(ii)           it shall not be necessary that the Pledged Securities or any part thereof be present at the location of such sale; and

(iii)          prior to the application of proceeds of the disposition of the Pledged Securities to the Secured Indebtedness, such proceeds shall be applied to the reasonable expenses of retaking, holding, preparing for sale, selling, and the like, and the attorneys’ fees and legal expenses incurred by Pledgees; and

(iv)          the sale by Pledgees of less than the whole of the Pledged Securities shall not exhaust the rights of Pledgees hereunder and Pledgees are specifically empowered to make successive sales hereunder until the whole of the Pledged Securities shall be sold, and if the proceeds of such sale of less than the whole of the Pledged Securities shall be less than the aggregate of the Secured Indebtedness, this Agreement and the security interest created hereby shall remain in full force and effect as to the unsold portion of the Pledged Securities just as though no sale had been made; and

(v)           the holder of the Secured Indebtedness or any part thereof on which payment or performance is delinquent shall have the option to proceed with foreclosure in satisfaction of such delinquent payment or performance either through judicial proceedings or by proceeding as if under a full foreclosure, conducting the sale as herein provided without declaring the entire Secured Indebtedness due, and if sale is made because of a default upon an installment or other performance due under the Secured Indebtedness, such sale may be made subject to the unmatured part of the Secured Indebtedness; and it is agreed that such sale, if so made, shall not in any manner effect the unmatured part of the Secured Indebtedness, but as to such unmatured part this Agreement shall remain in full force and effect as though no sale had been made under the provisions of this subparagraph.  Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Secured Indebtedness; and

(vi)          in the event any sale hereunder is not completed or is defective in the opinion of Pledgees, such sale shall not exhaust the rights of Pledgees hereunder and Pledgees shall have the right to cause a subsequent sale or sales to be made hereunder; and

(vii)         any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of the Secured Indebtedness or as to the occurrence of any default, or as to Pledgees having declared all of such indebtedness to be due and payable, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, or as to any other act or thing having been duly done by Pledgees, shall be taken as prima facie evidence of the truth of the facts so stated and recited; and

(viii)        Pledgees may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Pledgees including the sending of notices and the conduct of sale.

(e)           to resort to any security given by this Agreement or to any other security now existing or hereafter given to secure the payment of the Secured Indebtedness in whole or in part and in such portions and in such order as may seem best to Pledgees in their sole and uncontrolled discretion, and any such action shall not be considered as a waiver of any of the rights, benefits or security interests evidenced by this Agreement.

To the full extent Pledgor may do so, Pledgor agrees that Pledgor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption with respect to the Pledged Securities and Pledgor for Pledgor and Pledgor’s heirs, devisees, personal representatives, receivers, trustees, successors and assigns and for any and all persons ever claiming any interest in the Pledged Securities, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of intention to mature or declare due the whole of the Secured Indebtedness, notice of election to mature or declare due the whole of the Secured Indebtedness and all rights to a marshalling of the assets of Pledgor, including the Pledged Securities  or proceeds thereof, or to a sale in inverse order of alienation in the event of foreclosure of the security interest hereby created.

8.             Application of Proceeds by Pledgees.  All proceeds collected upon any sale of the Pledged Securities or part thereof hereunder, together with all other cash received by Pledgees hereunder, shall be applied as follows:

(a)           First:       to the payment of all reasonable costs and expenses of retaking, holding, preparing for sale, selling and the like and to reasonable attorneys’ fees and legal expenses incurred by Pledgees;

(b)           Second:  to the satisfaction of any indebtedness secured by this Agreement, including, without limitation, the Secured Indebtedness, Pledgor to remain liable for any deficiency;

(c)           Third:  to the satisfaction of indebtedness secured by any subordinate security interest in the Pledged Securities so sold, if written notification of demand therefor is received before distribution of the proceeds is completed and if the holder of such subordinate security interest has seasonably furnished reasonable proof of his interest; and

(d)           Fourth:  the balance, if any, to Pledgor.

9.             Pledgor’s Obligations Absolute.  The obligations of Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:  (a) any renewal, extension, amendment or modification of or addition or supplement to or deletion from the applicable provisions of any of the Notes, any other Loan Documents or with respect to any of the Secured Indebtedness, or any assignment or transfer of any interest therein; (b) any waiver, consent, extension, indulgence or other action or inaction under or with respect to any Secured Indebtedness to Pledgees or any exercise or non-exercise of any right, remedy, power or privilege under or with respect thereto or with respect to this Agreement or any other Loan Document; (c) any furnishing of additional security to Pledgees or any release of security or guaranty by Pledgees; (d) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding; (e) release of any party liable either directly or indirectly for the Secured Indebtedness or any part thereof or for any covenant herein or in any other Loan Document; or (f) any other circumstances that might otherwise constitute a defense available to, or a discharge of, Pledgor with respect to the performance of its obligations under this Agreement.  Without notice to or consent of Pledgor, and without impairment of the lien and security interest and other rights created by this Agreement, Pledgees may accept from Pledgor, or from any other person or persons, additional security for the Secured Indebtedness to Pledgees.

10.          Non-Public Sale.  If at any time when Pledgees shall elect to exercise their right to sell all or any of the Pledged Securities pursuant to Section 7 of this Agreement, the Pledged Securities, or the part thereof to be sold, Pledgees may, in their sole and absolute discretion, sell the Pledged Securities or part thereof by private sale in such manner and under such circumstances as Pledgees may deem necessary or advisable in order that such sale may be effected legally without applicable registration.  Without limiting the generality of the foregoing, Pledgees, in their sole and absolute discretion (a) may proceed to make the private sale notwithstanding that a registration statement for the purpose of registering the Pledged Securities shall have been filed under the Securities Acts, (b) may approach and negotiate with as few as one possible purchaser to effect the sale and (c) may restrict the sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of the Pledged Securities and who will satisfy other conditions that at the time are or may be required for a lawful non-public sale or are reasonably requested by Pledgees. Any sale complying with the foregoing shall be deemed to have been conducted in a commercially reasonable manner, but the foregoing shall not be considered minimum requirements for a commercially reasonable sale.  In the event of any non-public sale, Pledgees shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that Pledgees may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

11.          Costs and Expenses.  Pledgor will upon demand pay to Pledgees the amount of any and all reasonable expenses incurred by Pledgees in administering this Agreement, including, without limitation, the reasonable fees and expenses of Pledgees’ counsel and of any experts, agents, investment advisors and securities brokers, dealers or underwriters that Pledgees may incur in connection with (a) the exercise or enforcement of any of the rights of Pledgees, including sale of, collection from or other realization upon the Pledged Securities (b) the failure by Pledgor to perform or observe any of the provisions hereof or (c) the successful defense of any counterclaim, cross-claim or other cause of action asserted by Pledgor in connection with this Agreement.

12.          Remedies Cumulative.  Each right, power and remedy of Pledgees provided for in this Agreement, any Note, and any of the other Loan Documents, now or hereafter existing at law, in equity and by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other such right, power and remedy.  The exercise or beginning of the exercise by Pledgees of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise of all such other rights, powers or remedies.  No failure or delay on the part of Pledgees to exercise any right, power or remedy shall operate as a waiver thereof.

13.          Reasonable Care.  Pledgees shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Securities in their possession if the Pledged Securities are accorded treatment substantially equal to that which Pledgees accords their own property, it being understood that Pledgees shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to the Pledged Securities.  Pledgees shall not be responsible in any way for any depreciation in the value of the Pledged Securities.

14.          Further Assurances.  Pledgor, at its sole cost and expense, will duly execute, acknowledge and deliver all instruments and take all action as Pledgees from time to time may request in order further to effectuate the intent and purposes of this Agreement.

15.          Termination.  Upon receipt by Pledgees of payment in full of all Secured Indebtedness, this Agreement shall terminate, and Pledgees, at the request and expense of Pledgor, will execute and deliver to Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to Pledgor the Pledged Securities or portion thereof then in their possession that has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

16.          Notices.  All notices and other communications under this Agreement shall be in writing and either (a) delivered against a receipt therefor; (b) mailed by registered or certified mail, return receipt requested, postage prepaid, or (c) sent by telegram or telecopy, in each case addressed as follows:

(a)	if to Pledgor, to:

Tradestar Services, Inc.
1297181 Alberta, Ltd.
Three Riverway, Suite 1500
Houston, Texas 77056
Attention: Chief Executive Officer
Telephone: (713) 479-7000
Facsimile: (713) 975-6271

with a copy (which shall not constitute notice) to:

Haynes and Boone, LLP
One Houston Center
1221 McKinney Street, Suite 2100
Houston, Texas 77010
Attention: Bryce D. Linsenmayer, Esq.
Telephone: (713) 547-2007
Facsimile: (713) 236-5540

or at such other address as Pledgor may have furnished to Pledgees in writing.

(b)	if to Pledgees, to:

383210 Alberta Ltd.
#2 Fieldstone Way
Sylvan Lake, Alberta T4S 2L3
Attn.: Barry Ahearn, President
Telephone: (403) 318-2852
Facsimile: (403) 263-3374

Dave Hunter Resources Inc.

53360 Range Road 220
Ardrossan, Alberta T8E 2BS
Attn.: Dave Hunter, President
Telephone: (403) 860-4331
Facsimile: (780) 922-0176

With a copy (which shall not constitute notice) to:

Douglas Dunscombe, Esq.
Suite 900
800 6th Avenue S.W.
Alberta, Canada T2P 3G3
Telephone: (403) 262-7221
Facsimile: (403) 269-8246

or at such other address as each Pledgees may have furnished to Pledgor in writing.

Any requirement of the Uniform Commercial Code of reasonable notice shall be met if such notice is mailed as provided in this Section 16 at least five (5) business days before the time of the sale, disposition or other event or provision hereof giving rise to the requirement for notice.

17.          Provisions Subject to Applicable Law.  All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law.  If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the remainder of this Agreement and the validity of the other terms of this Agreement shall be in no way be affected thereby.  THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND IS PERFORMABLE IN HARRIS COUNTY, TEXAS.

18.          Miscellaneous.  This Agreement shall be binding upon Pledgor and its successors and assigns and shall inure to the benefit of and be enforceable by Pledgees and their successors and assigns.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.  The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.  A carbon, photographic or other reproduction of this Agreement or of any financing statement relating to this Agreement shall be sufficient as a financing statement.  If any part of the Secured Indebtedness cannot be lawfully secured by this Agreement, or if any part of the Pledged Securities cannot be lawfully subject to the security interest hereof to the full extent of such Secured Indebtedness, then all payments made shall be applied on the Secured Indebtedness first in discharge of that portion thereof which is not secured by this Agreement.  For the purposes of the Texas Uniform Commercial Code and other applicable law, Pledgor shall be the “Debtor” and Pledgees shall be the “Secured Parties”.

19.          Benefits.  Pledgor does hereby acknowledge that it has investigated fully the benefits and advantages that it will receive from the execution of this Agreement and Pledgor does hereby acknowledge, warrant and represent that its officers have found that a direct or indirect benefit will accrue to Pledgor by reason of its execution of this Agreement in favor of Pledgees.  Pledgor further acknowledges that but for Pledgor’s agreement to execute this Agreement and the Notes executed by the Pledgor, Pledgees would not have accepted the Notes as payment for the Stock.

20.          Representation of Parties.  Each of the parties signing below represents and warrants to the other that such party has the power and authority to execute this Agreement.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of date first written above.

PLEDGOR:

TRADESTAR SERVICES, INC.

By:	/s/ D. Hughes Watler Jr.
D. Hughes Watler, Jr.
Chief Financial Officer

PLEDGEES:

383210 ALBERTA LTD.

By:	/s/ Barry Ahearn
Barry Ahearn
President

DAVE HUNTER RESOURCES INC.

By:	/s/ Dave Hunter
Dave Hunter
President

(Signature Page to Amended and Restated Pledge and Security Agreement)